UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2011

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza
Jackson, Michigan 49201
(517) 788-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2011, CMS Energy Corporation (“CMS Energy”), entered into a $180 million unsecured Term Loan Credit Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A., Union Bank, N.A. and Bank of America, N.A. (the “Banks”). The Agreement has a five year term and will expire in 2016. CMS Energy expects borrowings to be used for the redemption of certain outstanding debt.

The Banks have provided banking and underwriting services to CMS Energy in the ordinary course of business.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 $180,000,000 Term Loan Credit Agreement dated as of December 15, 2011 among CMS Energy Corporation, the financial institutions named therein and JPMorgan Chase Bank, N.A. as Agent.

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K for the Year Ended December 31, 2010 and as updated in CMS Energy’s Forms 10-Q for the Quarters Ended March 31, 2011, June 30, 2011 and September 30, 2011. CMS Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: December 20, 2011	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

10.1 $180,000,000 Term Loan Credit Agreement dated as of December 15, 2011 among CMS Energy Corporation, the financial institutions named therein and JPMorgan Chase Bank, N.A. as Agent.